United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2014

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10022 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2014, the stockholders of Citigroup Inc. (“Citigroup”), upon recommendation of the Citigroup Board of Directors (“Board”), approved the Citigroup 2014 Stock Incentive Plan (the “2014 Plan”). The 2014 Plan was approved with an initial share authorization which would equal the number of shares of Citigroup common stock, par value $.01 per share ("Common Stock") remaining available for grant under the Citigroup 2009 Stock Incentive Plan ("2009 Plan") upon its expiration, but not to exceed 52 million shares. The 2009 Plan expired on April 21, 2014, with 52.05 million shares of Common Stock remaining available for grant, so 52 million shares are authorized for grant under the 2014 Plan.

The 2014 Plan is described in greater detail in proposal 4 in Citigroup’s Proxy Statement for the 2014 Annual Meeting of Stockholders (“Proxy Statement”). The Proxy Statement, which includes a summary description of the 2014 Plan, was filed with the Securities and Exchange Commission on March 12, 2014. The descriptions of the 2014 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2014 Plan.

As of the date hereof, no awards under the 2014 Plan have been made to the principal executive officer, the principal financial officer, nor any named executive officer of Citigroup, and no awards previously granted under the 2009 Plan, nor under any other compensatory plan, contract or arrangement covering any such person, will be affected by approval by stockholders of the 2014 Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Citigroup's 2014 Annual Meeting of Stockholders was held on April 22, 2014. At the meeting:

(1) 13 persons were elected to serve as directors of Citigroup;

(2) the selection of KPMG LLP to serve as the independent registered public accounting firm of Citigroup for 2014 was ratified;

(3) a proposal for advisory approval of Citigroup’s 2013 executive compensation was approved;

(4) a proposal to approve the Citigroup 2014 Stock Incentive Plan was approved;

(5) a stockholder proposal requesting that executives retain a significant portion of their stock until reaching normal retirement age was not approved;

(6) a stockholder proposal requesting a report on lobbying and grassroots lobbying contributions was not approved;

(7) a stockholder proposal requesting that the Board institute a policy to make it more practical to deny indemnification for Directors was not approved; and

(8) a stockholder proposal requesting proxy access for shareholders was not approved.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES

(1) Election of Directors

Nominees

Michael L. Corbat	1,983,859,107	31,981,545	5,746,452	362,498,255
Duncan P. Hennes	1,994,124,941	21,374,113	6,088,046	362,498,259
Franz B. Humer	1,979,155,153	36,378,610	6,053,335	362,498,261
Michael E. O’Neill	1,970,829,790	44,951,480	5,805,595	362,498,494
Gary M. Reiner	1,994,302,673	21,304,907	5,979,517	362,498,262
Judith Rodin	1,801,203,352	214,456,487	5,927,263	362,498,257
Robert L. Ryan	1,975,523,344	40,063,282	6,000,530	362,498,203
Anthony M. Santomero	1,952,874,389	62,753,351	5,960,366	362,497,253
Joan E. Spero	1,978,758,139	36,760,592	6,068,371	362,498,257
Diana L. Taylor	1,951,922,265	61,500,869	8,163,672	362,498,553
William S. Thompson, Jr.	1,973,650,132	41,852,879	6,084,091	362,498,257
James S. Turley	1,991,933,802	23,619,714	6,033,590	362,498,253
Ernesto Zedillo Ponce de Leon	1,970,908,125	43,364,370	8,312,791	361,500,073

(2) Ratification of Independent Registered Public Accounting Firm	2,337,420,247	39,881,988	6,783,124	0

(3) Advisory approval of Citi’s 2013 Executive Compensation	1,710,504,312	300,824,256	9,632,583	363,124,208

(4) Proposal to approve the Citigroup 2014 Stock Incentive Plan	1,948,047,842	63,483,525	9,429,787	363,124,205

(5) Stockholder proposal requesting that executives retain a significant portion of their stock until reaching normal retirement age	87,306,480	1,928,706,588	9,240,105	358,832,186

(6) Stockholder proposal requesting a report on lobbying and grassroots lobbying contributions	435,877,183	1,255,013,406	330,074,657	363,120,113

(7) Stockholder proposal requesting that the Board institute a policy to make it more practical to deny indemnification for Directors	48,290,310	1,965,154,353	7,516,413	363,124,283

(8) Stockholder proposal requesting Proxy Access for shareholders	110,899,025	1,893,815,251	16,244,045	363,127,038

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1*	Citigroup 2014 Stock Incentive Plan

_____________________

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: April 25, 2014		/s/ Rohan Weerasinghe
	By:	Name: Rohan Weerasinghe Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
10.1	Citigroup 2014 Stock Incentive Plan